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                                                                    EXHIBIT 99.2




                 CPI CORP. ANNOUNCES RESULTS OF STRATEGIC REVIEW

ST. LOUIS, MO, JUNE 4, 2002 -- CPI CORP. (NYSE -- CPY) -- today announced the completion of the strategy development phase of the company's strategic planning initiative began last September. Commenting, J. David Pierson, Chairman and Chief Executive Officer, said, "We have just completed a comprehensive and inclusive nine-month strategic review of our company, our industry and our markets, the results of which will shape our future direction with a total focus toward increasing shareholder wealth. Our Board has enthusiastically embraced our proposed strategies and we are now ready to present them to our shareholders and potential investors as we transition from the strategic development to the strategic implementation phase of the process."

THE STRATEGIC DEVELOPMENT PROCESS

Management undertook the strategic review to address four key issues facing the company:

   *    CPI's dependence on one channel and one customer segment for its revenue
   *    Sears Portrait Studios revenue is flat
   *    Technology is driving change in the consumer value proposition
   *    CPI's growth is constrained by the Sears agreement

The goals of the strategic review were:

   *    Reduce our dependence on Sears
   *    Consistent profit growth
   *    Increase shareholder wealth

The resulting strategic plan is the product of a highly comprehensive planning process that has been ongoing over the past nine months. Approximately forty of our best people devoted over 18,000 hours to this strategic development effort. They were led by executive management and two consulting firms, one a boutique strategy firm focusing on process and analysis and the other the retail consulting division of one of the Big Five accounting and consulting firms, who focused on converting the CPI strategies to business cases and shareholder impact analysis.

From the process, we developed five critical insights that frame CPI's growth challenges:

   *    Sears Portrait Studios must remain our central growth engine
   *    CPI is dependent upon one narrow customer segment
   *    Technology is about to radically change the customer value proposition

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   *    Consumer diversity is everywhere
   *    Time-pressed consumers are looking for new services

Reacting to these five critical insights, we developed the following strategic priorities:

   * Create more satisfied customers from positive relationships and experiences with high caliber studio associates
   *    Diversify our customer base
   *    Diversify the venues and channels in which we do business
   * Develop compelling customer value propositions around both image capture and image enjoyment
   * Align CPI's internal structure, processes and capabilities with the strategy

THE CPI STRATEGY OVERVIEW

With the completion of the strategic review we now envision a much bigger, well-defined world of opportunity than we did just nine months ago, wherein we see significant opportunities to increase shareholder wealth by:

   * Strengthening and growing Sears Portrait Studios and our leadership in the department/discount store channel
   * Shaping and capturing a significant share of an emerging market in mobile photography
   * Selectively exporting our host-environment competencies beyond the U.S. market
   * Creating and developing a new market for the upscale but price conscious customer

Translating these opportunities into specific strategies, first and foremost, consistent with our premise that the Sears Portrait Studios must remain our central growth engine, we intend to significantly grow the Sears Portrait Studios revenues. We plan to accomplish this by penetrating new target markets (including families and high school seniors and business customers), offering new portrait and portrait-related products and services driven largely by technology relating to digital enhancements, enhanced lighting, etc., and improving the overall customer experience. In addition, capitalizing on our existing core competencies and leveraging existing capacity, we plan to enter and ultimately build leadership positions in three additional major photography markets.

   * Mobile photography (a $2.1 billion market) initially through the childcare venue
   * The Mexican portrait market (an $800 million market) via a host relationship
   * The upscale market (a $1.1 billion market) via a newly-positioned upscale chain

Our planned, controlled entry into these three additional markets increases the size of the overall markets we compete in from the existing $1.2 billion to in excess of $4.0 billion.



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ANTICIPATED FINANCIAL IMPLICATIONS OF STRATEGIES (2002-2006)

As reflected in the following table, on a consolidated basis revenues are projected to grow in the mid-single digit range. However, each dollar of revenue growth is projected to have a much greater EBITDA impact resulting principally from leveraging existing capacity. EBITDA margins are projected to increase 50%, from 12% to 18%. And, returns on invested capital (defined as non-cash assets) are projected to more than double to the low double-digit range.


                           Projected Financial Targets
         --------------------------------------------------------------------------------------------------
                                                                                             2002-2006
                                                                                         ------------------
                                                                     Actual 2001         Growth        2006
                                                                     -----------         ------        ----
                                                                                   ($'s in millions)
         Consolidated:
              Revenues                                                  $ 319             $ 83        $ 402
              EBITDA                                                     $ 39             $ 34         $ 73
              EBITDA Margin                                               12%                -          18%

         Sears Portrait Studios:
              Revenues                                                  $ 319             $ 35        $ 354
              EBITDA                                                     $ 39             $ 23         $ 62
              EBITDA Margin                                               12%                -        17.5%

         Childcare:
              Revenues                                                      -             $ 29         $ 29
              EBITDA                                                        -             $7.3         $7.3
              EBITDA Margin                                                 -                -          25%

         Mexico:
              Revenues                                                      -             $ 16         $ 16
              EBITDA                                                        -             $2.9         $2.9
              EBITDA Margin                                                 -                -          18%


The capital expenditures required to execute the strategies from 2002-2006 are projected to be $193 million and are reflected in the following table. We anticipate that these expenditures will be totally funded by a combination of internally generated cash flows and cash on hand, thus requiring no additional borrowings.


                                         Projected Capital Expenditures
------------------------------------------------------------------------------------------------------------
                                                   2002     2003       2004       2005       2006      Total
                                                   ----     ----       ----       ----       ----      -----
                                                                    (in millions of dollars)
         Sears Portrait Studios                    $ 18     $ 30       $ 55       $ 44       $ 27      $ 174
         Childcare, Mexico, Upscale                $  1     $  2       $  5       $  6       $  5      $  19
                                                   ----     ----       ----       ----       ----      -----

              Total                                $ 19     $ 32       $ 60       $ 50       $ 32      $ 193
                                                   ====     ====       ====       ====       ====      =====


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In concluding, Pierson said, "Our strategies are the product of a thorough, well-researched strategic development process, one that included and drew on the talents and knowledge of over forty of our key people and two consulting firms. These people, as well as the CPI entire organization, are passionate, energized and committed to our new direction. While Sears Portrait Studios will continue to be our central engine for growth, by entering three additional professional photography markets we have increased the size of the markets we compete in from $1.2 billion to over $4 billion. We will enter these new markets in a measured, fiscally-responsible fashion, to establish a foundation for further penetration into these markets, as results warrant. And, finally and most importantly, we believe that our strategies increase the prospects for enhancing shareholder value."

AVAILABILITY OF ADDITIONAL INFORMATION

For additional information related to the strategy development process and additional details on each of the four strategies, we have prepared a detailed investor presentation that we will file with the Securities and Exchange Commission concurrent with or shortly after the issuance of this press release via a Form 8-K.

A conference call and audio web-cast are scheduled for 10:00 a.m. Central time on Wednesday, June 5, to discuss the financial results of the first quarter and provide a company update, including the subject matter of this release. To participate in the conference call, call 888-260-4537 or 706-634-1012 at least 5 minutes before start time. The web-cast can be accessed on the company's own site at http://www.cpicorp.com as well as http://www.ccbn.com. To listen to the live broadcast, please go to these websites at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. A replay will be

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by dialing 706-645-9291 or 800-642-1687 and providing confirmation code 4300326.
The replay will be available through June 12, 2002 by phone and for 30 days on the Internet.

CPI Corp. is a consumer services company, offering photography services through Sears Portrait Studios in the United States, Puerto Rico and Canada, photofinishing services through the searsphotos.com website and store systems technology and software development through Centrics Technology, Inc. CPI Corp. is traded on the New York Stock Exchange.

This press release includes certain statements, estimates and projections with respect to the Company's plans, the impact of those plans, business strategies and the future performance of the Company which are forward looking statements within the meaning of the Private Securities Litigation Act of 1995. Such statements, estimates and projections reflect various assumptions by CPI concerning those plans, strategies and the anticipated results and are subject to significant business, economic and competitive risks and uncertainties, many of which are beyond control of CPI. These risks and uncertainties, both known and unknown, include, but are not limited to: customer demand for the Company's products and services, the overall level of economic activity in the markets in which CPI is and plans to become active, competitors' actions, dependence on suppliers, the Company's relationship with Sears, Roebuck & Company, manufacturing interruptions, fluctuations in operating results, changes in employment and other operating costs, future cash requirements, capital expenditures, availability of equipment and systems, the effectiveness of the Company's marketing plans, unanticipated events such as the September 11, 2001 terrorist attacks and other risks as may be described in the Company's filings with the Securities and Exchange Commission. Accordingly, there can be no assurance that such statements, estimates and/or projections will be realized. The actual results may vary from the statements, estimates and projections contained herein, and those variations may be material.